Facebook Reports Fourth Quarter and Full Year 2018 Results

MENLO PARK, Calif. – January 30, 2019 – Facebook, Inc. (Nasdaq: FB) today reported financial results for the quarter and full year ended December 31, 2018.

"Our community and business continue to grow," said Mark Zuckerberg, Facebook founder and CEO. "We've fundamentally changed how we run our company to focus on the biggest social issues, and we're investing more to build new and inspiring ways for people to connect."

Fourth Quarter and Full Year 2018 Financial Highlights

	Three Months Ended December 31,		Year-over-Year % Change	Year Ended December 31,		Year-over-Year % Change
In millions, except percentages and per share amounts	2018	2017		2018	2017
Revenue:
Advertising	$16,640	$12,779	30%	$55,013	$39,942	38%
Payments and other fees	274	193	42%	825	711	16%
Total revenue	16,914	12,972	30%	55,838	40,653	37%
Total costs and expenses	9,094	5,620	62%	30,925	20,450	51%
Income from operations	$7,820	$7,352	6%	$24,913	$20,203	23%
Operating margin	46%	57%		45%	50%
Provision for income taxes(1)	$1,089	$3,194	(66)%	$3,249	$4,660	(30)%
Effective tax rate(1)	14%	43%		13%	23%
Net income(1)	$6,882	$4,268	61%	$22,112	$15,934	39%
Diluted Earnings per Share (EPS)(1)	$2.38	$1.44	65%	$7.57	$5.39	40%
(1) In December 2017, the 2017 Tax Cuts and Jobs Act was enacted and significantly impacted U.S. tax law. As a result of this legislation, our fourth quarter and full year 2017 provision for income taxes increased by $2.27 billion, which impacted our effective tax rate, net income and diluted EPS for such periods. Our diluted EPS decreased by $0.77 for both the fourth quarter and full year 2017.

Fourth Quarter and Full Year 2018 Operational and Other Financial Highlights

•	Daily active users (DAUs) – DAUs were 1.52 billion on average for December 2018, an increase of 9% year-over-year.

•	Monthly active users (MAUs) – MAUs were 2.32 billion as of December 31, 2018, an increase of 9% year-over-year.

•
Mobile advertising revenue – Mobile advertising revenue represented approximately 93% of advertising revenue for the fourth quarter of 2018, up from approximately 89% of advertising revenue in the fourth quarter of 2017.

•	Capital expenditures – Capital expenditures were $4.37 billion and $13.92 billion for the fourth quarter and full year 2018, respectively.

•	Cash and cash equivalents and marketable securities – Cash and cash equivalents and marketable securities were $41.11 billion at the end of the fourth quarter of 2018.

•	Headcount – Headcount was 35,587 as of December 31, 2018, an increase of 42% year-over-year.

In addition, we estimate that around 2.7 billion people now use Facebook, Instagram, WhatsApp, or Messenger (our "Family" of services) each month, and more than 2 billion people use at least one of our Family of services every day on average.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Facebook's earnings conference call can be accessed at investor.fb.com, along with the earnings press release, financial tables, and slide presentation. Facebook uses the investor.fb.com and newsroom.fb.com websites as well as Mark Zuckerberg's Facebook Page (https://www.facebook.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (404) 537-3406 or +1 (855) 859-2056, conference ID 6461349.

Transcripts of conference calls with publishing equity research analysts held today will also be posted to the investor.fb.com website.

About Facebook

Founded in 2004, Facebook’s mission is to give people the power to build community and bring the world closer together. People use Facebook to stay connected with friends and family, to discover what’s going on in the world, and to share and express what matters to them.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Vanessa Chan
press@fb.com / newsroom.fb.com

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on mobile operating systems, networks, and standards that we do not control; risks associated with new products and changes to existing products as well as other new business initiatives; our emphasis on user growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing safety, security, and content review efforts; competition; risks associated with government actions that could restrict access to our products or impair our ability to sell advertising in certain countries; litigation and government inquiries; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on October 31, 2018, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2018. In addition, please note that the date of this press release is January 30, 2019, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
We exclude the following items from our non-GAAP financial measures:
Foreign exchange effect on revenue. We translated revenue for the three months and year ended December 31, 2018 using the prior year's monthly exchange rates for our settlement currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.
Purchases of property and equipment, net. We subtract net purchases of property and equipment in our calculation of free cash flow because we believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.
For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue	$16,914	$12,972	$55,838	$40,653
Costs and expenses:
Cost of revenue	2,796	1,611	9,355	5,454
Research and development	2,855	1,949	10,273	7,754
Marketing and sales	2,467	1,374	7,846	4,725
General and administrative	976	686	3,451	2,517
Total costs and expenses	9,094	5,620	30,925	20,450
Income from operations	7,820	7,352	24,913	20,203
Interest and other income (expense), net	151	110	448	391
Income before provision for income taxes	7,971	7,462	25,361	20,594
Provision for income taxes	1,089	3,194	3,249	4,660
Net income	$6,882	$4,268	$22,112	$15,934
Less: Net income attributable to participating securities	—	2	1	14
Net income attributable to Class A and Class B common stockholders	$6,882	$4,266	$22,111	$15,920
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$2.40	$1.47	$7.65	$5.49
Diluted	$2.38	$1.44	$7.57	$5.39
Weighted average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,872	2,907	2,890	2,901
Diluted	2,886	2,954	2,921	2,956
Share-based compensation expense included in costs and expenses:
Cost of revenue	$82	$50	$284	$178
Research and development	675	587	3,022	2,820
Marketing and sales	130	106	511	436
General and administrative	84	71	335	289
Total share-based compensation expense	$971	$814	$4,152	$3,723

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$10,019	$8,079
Marketable securities	31,095	33,632
Accounts receivable, net of allowances of $229 and $189 as of December 31, 2018 and 2017, respectively	7,587	5,832
Prepaid expenses and other current assets	1,779	1,020
Total current assets	50,480	48,563
Property and equipment, net	24,683	13,721
Intangible assets, net	1,294	1,884
Goodwill	18,301	18,221
Other assets	2,576	2,135
Total assets	$97,334	$84,524

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$820	$380
Partners payable	541	390
Accrued expenses and other current liabilities	5,509	2,892
Deferred revenue and deposits	147	98
Total current liabilities	7,017	3,760
Other liabilities	6,190	6,417
Total liabilities	13,207	10,177
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital	42,906	40,584
Accumulated other comprehensive loss	(760)	(227)
Retained earnings	41,981	33,990
Total stockholders' equity	84,127	74,347
Total liabilities and stockholders' equity	$97,334	$84,524

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017*	2018	2017*
Cash flows from operating activities
Net income	$6,882	$4,268	$22,112	$15,934
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,225	853	4,315	3,025
Share-based compensation	971	814	4,152	3,723
Deferred income taxes	201	(225)	286	(377)
Other	(19)	5	(64)	24
Changes in assets and liabilities:
Accounts receivable	(1,564)	(1,374)	(1,892)	(1,609)
Prepaid expenses and other current assets	198	441	(690)	(192)
Other assets	(60)	26	(159)	154
Accounts payable	133	50	221	43
Partners payable	41	73	157	95
Accrued expenses and other current liabilities	378	215	1,417	309
Deferred revenue and deposits	33	(7)	53	4
Other liabilities	(735)	2,531	(634)	3,083
Net cash provided by operating activities	7,684	7,670	29,274	24,216
Cash flows from investing activities
Purchases of property and equipment, net	(4,366)	(2,262)	(13,915)	(6,733)
Purchases of marketable securities	(1,997)	(5,272)	(14,656)	(25,682)
Sales of marketable securities	1,254	1,795	12,358	9,444
Maturities of marketable securities	1,381	760	4,772	2,988
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	—	(17)	(137)	(122)
Other investing activities, net	(21)	(7)	(25)	(13)
Net cash used in investing activities	(3,749)	(5,003)	(11,603)	(20,118)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(545)	(885)	(3,208)	(3,246)
Repurchases of Class A common stock	(3,500)	(958)	(12,879)	(1,976)
Net change in overdraft in cash pooling entities	500	—	500	—
Other financing activities, net	4	1	15	(13)
Net cash used in financing activities	(3,541)	(1,842)	(15,572)	(5,235)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(14)	40	(179)	232
Net increase (decrease) in cash, cash equivalents, and restricted cash	380	865	1,920	(905)
Cash, cash equivalents, and restricted cash at beginning of the period	9,744	7,339	8,204	9,109
Cash, cash equivalents, and restricted cash at end of the period	$10,124	$8,204	$10,124	$8,204

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$10,019	$8,079	$10,019	$8,079
Restricted cash, included in prepaid expenses and other current assets	10	18	10	18
Restricted cash, included in other assets	95	107	95	107
Total cash, cash equivalents, and restricted cash	$10,124	$8,204	$10,124	$8,204
*Prior-period information has been retrospectively adjusted due to our adoption of ASU No. 2016-18, Statement of Cash Flows, Restricted Cash (Topic 230) on January 1, 2018.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017*	2018	2017*
Supplemental cash flow data
Cash paid during the period for:
Interest	$1	$—	$1	$—
Income taxes, net	$1,034	$324	$3,762	$2,117
Non-cash investing and financing activities:
Net change in prepaids and liabilities related to property and equipment additions	$306	$(44)	$918	$495
Settlement of acquisition-related contingent consideration liability	$—	$—	$—	$102
Change in unsettled repurchases of Class A common stock	$44	$74	$51	$94
*Prior-period information has been retrospectively adjusted due to our adoption of ASU No. 2016-18, Statement of Cash Flows, Restricted Cash (Topic 230) on January 1, 2018.

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP revenue	$16,914	$12,972	$55,838	$40,653
Foreign exchange effect on 2018 revenue using 2017 rates	348		(401)
Revenue excluding foreign exchange effect	$17,262		$55,437
GAAP revenue year-over-year change %	30%		37%
Revenue excluding foreign exchange effect year-over-year change %	33%		36%
GAAP advertising revenue	$16,640	$12,779	$55,013	$39,942
Foreign exchange effect on 2018 advertising revenue using 2017 rates	347		(401)
Advertising revenue excluding foreign exchange effect	$16,987		$54,612
GAAP advertising revenue year-over-year change %	30%		38%
Advertising revenue excluding foreign exchange effect year-over-year change %	33%		37%

Net cash provided by operating activities	$7,684	$7,670	$29,274	$24,216
Purchases of property and equipment, net	(4,366)	(2,262)	(13,915)	(6,733)
Free cash flow	$3,318	$5,408	$15,359	$17,483